UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 10, 2003

Date of Report (Date of earliest event reported)

0-26307

Commission File Number

NETTEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida                                                                                                          65-0873448

(State or other jurisdiction of                                             (I.R.S. Employer Identification No.)

 incorporation or organization)

2500 Columbia House Blvd., Vancouver, Washington 98661

(Address of principal executive offices)

(360) 696-3412

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 4.    Changes in Registrant's Certifying Accountant

     (a) Previous independent accountants

     (i) Effective July 10, 2003, Nettel Holdings, Inc. ("Nettel" or "Registrant"), confirmed with its auditors, Grassano Accounting PA ("Grassano"), that the firm would no longer be representing the Registrant as its accountants. As of that date, Registrant informed the Grassano that it would be dismissed as the Registrant's accountants.

     (ii) Grassano Accounting PA, last reported on Registrant's financial statements as of December 31, 2002. Nettel's financial statements for the past two years, as audited by Grassano, included an independent auditor's report containing an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern.

     (iii) The change of independent accountants was ratified by the Board of Directors of Nettel on July 10, 2003.

     (iv) During Nettel's two most recent fiscal years and the subsequent interim period through July 10, 2003, there were no disagreements with Grassano on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved, to Grassano's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.  However, Grassano's reports on the Company's consolidated financial statements contained an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern.

     (v) During the two most recent fiscal year and the subsequent interim period through July 10, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

            (a) During the previous two fiscal years and the subsequent interim period through July 10, 2003, Grassano did not advise Nettel that the internal controls necessary for the registrant to develop reliable financial statements do not exist.

            (b)  During the previous two fiscal years and the subsequent interim period through July 10, 2003, Grassano did not advise Nettel that any information had come to their attention which had led them to no longer be able to rely on management's representation, or that had made Grassano unwilling to be associated with the financial statements prepared by management.

            (c)  During the previous two fiscal years and the subsequent interim period through July 10, 2003, Grassano did not advise Nettel that the scope of any audit needed to be expanded significantly or that more investigation was necessary.

            (d)  During the previous two fiscal years and the subsequent interim period through July 10, 2003, Grassano did not advise Nettel that there was any information which the accountants concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

     (vi) The Registrant has requested that Grassano Accounting PA furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 21, 2003, is filed as Exhibit 16.1 to this Form 8-K.

     (b) New independent accountants

     The Registrant has engaged Kabani & Company, Inc. ("Kabani") as its new independent accountant on July 10, 2003. Prior to July 10, 2003 the Registrant had not consulted with Kabani regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and no written report or oral advice was provided to the Registrant by Kabani concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 7.    Financial Statement and Exhibits

     (c) The following documents are filed herewith as exhibits:

     Exhibit 16.1 Letter from Grassano dated July 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2003

Nettel Holdings, Inc.

/s/ Michael Nguyen

Michael Nguyen,

President

Exhibit 16.1

July 21, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:    Nettel Holdings, Inc.

         Commission File No. 0-26307

Ladies and Gentlemen:

We have read Item 4 of Nettel Holdings, Inc.'s Form 8-K dated July 21, 2003, and we agree with such statements, except that (1) in reference to item (a)(iii), we are not in a position to confirm that the change was ratified by the Board of Directors of Nettel on July 10, 2003 as no formal written communication was received by us regarding the change, and (2) we are not in a position to confirm that Nettel Corporation engaged new principal accountants on July 10, 2003, and therefore, during the fiscal years ended December 31, 2002 and 2001, and the subsequent interim period to the date hereof, Nettel Corporation did not consult Kabani & Company regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Very truly yours,

/s/ Grassano Accounting PA

Grassano Accounting PA